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                                                                    EXHIBIT 21.1

                 SUBSIDIARIES OF PROGRESS SOFTWARE CORPORATION

North America
     Barbados                  Progress Software International Sales Corporation
     Canada                    Progress Software Corporation of Canada Ltd.
     Connecticut               Crescent Software, Inc.
     Delaware                  Progress Software International Corporation
     Massachusetts             Progress Security Corporation

Europe
     European Headquarters --
       Netherlands             Progress Software Europe B.V.
     Austria                   Progress Software GesmbH
     Belgium                   Progress Software NV
     Czech Republic            Progress Software spol. s.r.o.
     Denmark                   Progress Software A/S
     Finland                   Progress Software Oy
     France                    Progress Software S.A.
     Germany                   Progress Software GmbH
     Netherlands               Progress Software B.V.
     Norway                    Progress Software A/S
     Spain                     Progress Spain S.A.
     Sweden                    Progress Software Svenska AB
     Switzerland               Progress Software A.G.
     United Kingdom            Progress Software Ltd.

Other
     Argentina                 Progress Software de Argentina S.A.
     Australia                 Progress Software Pty. Ltd.
     Hong Kong                 Progress Software Corporation Limited
     Japan                     Progress Software K.K.
     Mexico                    Progress Software, S.A. de C.V.
     Singapore                 Progress Software Pte. Ltd.